Exhibit 4.4


                                  SCHEDULE "C"


                           ACE AVIATION HOLDINGS INC.


                                  BY-LAW NO. 1


                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1    DEFINITIONS

          As used in this by-law, the following terms have the following meanings:

          "ACT" means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

          "CORPORATION" means ACE Aviation Holdings Inc.

          "PERSON" means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, unlimited liability corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning.

          "RECORDED ADDRESS" means (i) in the case of a shareholder or other securityholder, the shareholder's or securityholder's latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person's latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

          Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

SECTION 1.2    INTERPRETATION

          The division of this by-law into articles, sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words "including", "includes" and "include" mean "including (or includes or include) without limitation".

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SECTION 1.3    SUBJECT TO ACT AND ARTICLES

          This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

                                   ARTICLE 2
                          BUSINESS OF THE CORPORATION

SECTION 2.1    REGISTERED OFFICE

          The registered office of the Corporation shall be situated in the Province of Quebec, and at such location therein as the directors may from time to time determine.

SECTION 2.2    FINANCIAL YEAR

          The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

                                   ARTICLE 3
                                   DIRECTORS

SECTION 3.1    NUMBER OF DIRECTORS

          If the articles specify a minimum and a maximum number of directors, the number of directors is the number, within the minimum and maximum, determined by the directors from time to time. No decrease in the number of directors will shorten the term of an incumbent director.

SECTION 3.2    QUALIFICATION

          No person shall be qualified for election or appointment as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual or if he has the status of a bankrupt. A director need not be a shareholder. A majority of directors of the Corporation shall be resident Canadians and shall not be officers or employees of the Corporation or its affiliates. A director shall cease to hold office at the time and in the manner set forth in the Act, and directors who are not officers shall also cease to hold office at the annual meeting of shareholders immediately following an age to be determined by the directors from time to time.

SECTION 3.3    PLACE OF MEETINGS

          Meetings of directors may be held at any place in or outside Canada.

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SECTION 3.4    CALLING OF MEETINGS

          The chair of the board, the president, the chief executive officer or any two or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the persons calling the meeting determine.

SECTION 3.5    REGULAR MEETINGS

          The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

SECTION 3.6    NOTICE OF MEETING

          Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 24 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

          The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

SECTION 3.7    WAIVER OF NOTICE

          A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time before, at or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

SECTION 3.8    QUORUM

          Subject to Section 3.9 of this by-law, a majority of the number of directors in office or such greater or lesser number as the directors may determine from time to time, constitutes a quorum at any meeting of directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

SECTION 3.9    CANADIAN MAJORITY

          The directors shall not transact business at a meeting, other than filling a vacancy on the board, unless a majority of the directors present are resident Canadians, except where:

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          (a)  a resident Canadian director who is unable to be present approves in writing or by telephone, electronic or other communications facilities the business transacted at the meeting; and

          (b) a majority of resident Canadian directors would have been present had the director specified in paragraph (a) above been present at the meeting.

SECTION 3.10   CONSENT TO BE ELECTED OR APPOINTED DIRECTOR

          An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

          (a) the said individual was present at the meeting when the election or appointment took place and the said individual did not refuse to hold office as a director; or

          (b) the said individual was not present at the meeting when the election or appointment took place and the said individual consented to hold office as a director in writing before the election or appointment or within 10 days after it, or the said individual has acted as a director pursuant to the election or appointment.

SECTION 3.11   MEETING BY TELEPHONIC, ELECTRONIC OR OTHER COMMUNICATION FACILITY

          A director may, if all the directors consent, participate in a meeting of directors by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

SECTION 3.12   CHAIR

          The chair of any meeting of directors is the first mentioned of the following officers that is a director and is present at the meeting:

          (a)  the chair of the board; or

          (b)  the chief executive officer; or

          (c)  the president; or

          (d) any other person designated to be the chair by the chair of the board or the chief executive officer.

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If no such person is present at the meeting, the directors present shall choose one of their number to chair the meeting.

SECTION 3.13   SECRETARY

          The corporate secretary of the Corporation will act as secretary at meetings of directors. If the corporate secretary is absent or has not been appointed, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

SECTION 3.14   VOTES TO GOVERN

          At all meetings of directors, every question shall be decided by a majority of the votes cast.

SECTION 3.15   REMUNERATION AND EXPENSES

          The directors may determine from time to time the remuneration, if any, to be paid to a director for his services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors. The directors may also award additional remuneration to any director undertaking special services on the Corporation's behalf beyond the services ordinarily required of a director by the Corporation.

          A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his services as a director.

SECTION 3.16   ADMINISTRATIVE AND STANDING RESOLUTIONS

          For the purposes of establishing at any time, and amending as may be required from time to time, the power and duties of committees of the board, of officers of the Corporation and of such other persons and any such other continuing administrative procedures as they may deem appropriate, the directors may adopt resolutions not contrary to the Act or the Corporation's articles or by-laws, which resolutions may but need not be designated as administrative resolutions or standing resolutions.

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                                   ARTICLE 4
                                   COMMITTEES

SECTION 4.1    COMMITTEES OF DIRECTORS

          The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

SECTION 4.2    AUDIT COMMITTEE

          The directors shall appoint annually from among their number an audit committee to be composed of not fewer than three directors all of whom shall be independent. The audit committee shall have the powers and duties provided in the Act and delegated to it by the board.

SECTION 4.3    PROCEEDINGS

          Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that the quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; and (v) determining whether the chair will have a deciding vote in the event there is an equality of votes cast on a question.

          Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.3 to Section 3.13 (inclusive) of this by-law apply to committees of directors, with such changes as are necessary.

SECTION 4.4    REMOVAL AND VACANCIES

          The directors may from time to time remove from office any member of a committee of the board. Any vacancy that may occur in the membership of a committee of the board shall be filled only by the directors.

                                   ARTICLE 5
                                   OFFICERS

SECTION 5.1    APPOINTMENT OF OFFICERS

          The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a president, a chief executive officer, one or more vice-presidents, a chief financial officer, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

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SECTION 5.2    POWERS AND DUTIES

          Unless the directors determine otherwise, an officer has all powers and authority and will perform all functions and duties that are incident to his office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

SECTION 5.3    CHAIR OF THE BOARD

          If appointed, the chair of the board will preside at all director meetings and shareholder meetings. The chair of the board will have such other powers and duties as the directors determine.

SECTION 5.4    PRESIDENT

          If appointed, the president of the Corporation will have general supervision of the business and affairs of the Corporation. The president will have such other powers and duties as the directors determine. Subject to
Section 3.12 and Section 7.14 of this by-law, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer is appointed, the president will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

SECTION 5.5    CORPORATE SECRETARY

          If appointed, the corporate secretary will have the following powers and duties. The corporate secretary will: (i) give or cause to be given, as and when instructed, all notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) attend and be the secretary of all meetings of directors, shareholders, and committees of directors and shall have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) be the custodian of any corporate seal of the Corporation and of all books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. In addition, the corporate secretary will have such other powers and duties as the directors or the president of the Corporation determine.

SECTION 5.6    TREASURER

          If appointed, the treasurer of the Corporation will have the following powers and duties. The treasurer will: (i) ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at

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the request of the directors, render an account of all the treasurer's transactions and of the financial position of the Corporation. In addition, the treasurer will have such other powers and duties as the directors or the president of the Corporation determine.

SECTION 5.7    REMOVAL OF OFFICERS

          The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer's rights under any employment contract with the Corporation.

                                   ARTICLE 6
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 6.1    LIMITATION OF LIABILITY

          Subject to the Act and other applicable law, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iii) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested; (iv) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited; or (v) any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation to his office.

SECTION 6.2    INDEMNITY

          Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. The Corporation shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of such proceeding. The indemnified individual shall repay such moneys to the Corporation if the individual does not fulfil the following conditions:

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual

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               acted as a director or officer or in a similar capacity at the
               Corporation's request; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          The Corporation shall also indemnify such director, officer or individual in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any such director, officer or individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

SECTION 6.3    INSURANCE

          The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 of this by-law against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

                                   ARTICLE 7
                                  SHAREHOLDERS

SECTION 7.1    CALLING ANNUAL AND SPECIAL MEETINGS

          The directors and each of the chair of the board, the president and the chief executive officer have the power to call annual meetings of shareholders and special meetings of shareholders. Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place in Canada as the persons calling the meeting determine.

SECTION 7.2    ELECTRONIC MEETINGS

          A shareholder or any other person entitled to attend a meeting may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at that meeting. Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility if the requirements listed previously are met. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

SECTION 7.3    VOTING BY ELECTRONIC FACILITIES

          Any vote may be held, in accordance with the regulations under the Act, entirely by means of a telephonic, electronic or other communications facility, if the Corporation makes available such a communications facility. Any duly authorized person participating in a meeting of shareholders and entitled to vote at that meeting may vote, in accordance with the regulations

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under the Act, if any, by means of a telephonic, electronic or other communications facility that the Corporation has made available for that purpose.

SECTION 7.4    NOTICE OF MEETINGS

         Subject to the Act, notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12.1 of this by-law not less than 21 days nor more than 60 days (or such other minimum or maximum periods prescribed pursuant to the Act) before the date of the meeting to each director, to the auditor, and to each shareholder of the Corporation whose name appears on the list of shareholders entitled to receive notice as provided in Section 7.5 of this by-law. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

SECTION 7.5    LIST OF SHAREHOLDERS ENTITLED TO NOTICE AND RIGHT TO VOTE

          The Corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of a meeting, showing the number of shares held by each shareholder, (a) if a record date for the meeting is fixed pursuant to Section 7.6 of this by-law, not later than 10 days after that record date; or (b) if no record date is fixed, at the close of business on the day immediately preceding the day on which notice of the meeting is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders. Subject to
Section 7.12 of this by-law, a shareholder whose name appears on a list prepared as described above is entitled to vote the shares shown opposite his name at the meeting to which the list related.

SECTION 7.6    RECORD DATE FOR NOTICE

          Subject to the Act, the directors may fix in advance a date, preceding the date of any meeting of shareholders within the period prescribed pursuant to the Act, as a record date for the determination of the shareholders entitled to receive notice of the meeting, in the manner provided in the Act. If no record date for notice is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

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SECTION 7.7    MEETINGS WITHOUT NOTICE

          A meeting of shareholders may be held without notice at any time and place permitted by the Act if: (a) all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and (b) the auditors and the directors of the Corporation are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

SECTION 7.8    WAIVER OF NOTICE

          A shareholder, a proxyholder, a director or the auditor and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

SECTION 7.9    REPRESENTATIVES

          No representative of a shareholder that is a body corporate or an association will be recognized unless: (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

SECTION 7.10   PERSONS ENTITLED TO BE PRESENT

          The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only with the consent of the chair of the meeting.

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SECTION 7.11   QUORUM

          A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 25% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

SECTION 7.12   RIGHT TO VOTE

          Subject to the Act, the directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to vote at a meeting of shareholders and notice of any such record date shall be given in the manner provided in the Act. If a record date for voting is fixed under this
Section 7.12, the Corporation shall prepare, no later than 10 days after the record date, an alphabetical list of shareholders entitled to vote as of the record date at a meeting of shareholders that shows the number of shares held by each shareholder. If a record date for voting is not fixed under this
Section 7.12, the Corporation shall prepare, no later than 10 days after a record date is fixed under Section 7.6 of this by-law or no later than the record date established under Section 7.6 in the absence of a determination of a record date by the directors, as the case may be, an alphabetical list of shareholders who are entitled to vote as of the record date that shows the number of shares held by each shareholder. A shareholder whose name appears on a list prepared under this Section 7.12 is entitled to vote the shares shown opposite such shareholder's name at the meeting to which the list relates.

SECTION 7.13   PROXIES

          A proxy shall comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used or, if no time is specified in the notice, it is deposited with the corporate secretary or the chair at the meeting or any adjournment of the meeting prior to the time of voting.

SECTION 7.14   CHAIR, SECRETARY AND SCRUTINEERS

          The chair of any meeting of shareholders is the first mentioned of the following officers that is a shareholder or a director and is present at the meeting:

          (a)  the chair of the board; or

          (b)  the chief executive officer; or

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          (c)  the president; or

          (d) any other person designated to be the chair by the chair of the board or the chief executive officer.

If no such person is present at the meeting, the shareholders present who are entitled to vote shall choose (by a majority vote) a director who is present, or a shareholder who is present or another person who is present, to chair the meeting.

          The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

          If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate all ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers shall be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

SECTION 7.15   PROCEDURE

          The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair's decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

SECTION 7.16   MANNER OF VOTING

          Subject to the Act and other applicable law, any question at a meeting of shareholders shall be decided by a ballot. A ballot will be taken in the manner the chair of the meeting directs. The result of such ballot shall be the decision of the shareholders upon the question.

          Each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

SECTION 7.17   VOTES TO GOVERN

          Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

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SECTION 7.18   ADJOURNMENT

          The chair of any meeting of shareholders may, with the consent of the persons present who are entitled to vote at the meeting, adjourn the meeting from time to time and place to place, subject to such conditions as such persons may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business which might have been considered and transacted at the original meeting of shareholders may be considered and transacted at any adjourned meeting.

                                   ARTICLE 8
                                   SECURITIES

SECTION 8.1    TRANSFER OF SHARES

          Subject to the Act, the Corporation's articles and Section 8.2 of this by-law, no transfer of a security issued by the Corporation will be registered except upon: (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors or officers may require; (ii) payment of all applicable taxes and fees; and (iii) compliance with the articles and by-laws of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors or officers may require.

SECTION 8.2    STATUTORY DECLARATIONS

          For the purposes of administering the constrained share provisions set out in the Corporation's articles, any person in whose name voting shares of the Corporation are registered who desires to exercise the voting rights pertaining to such shares and any person seeking to have a transfer of a voting share registered in his name or to have a voting share issued to him shall, if required by the Corporation to do so, furnish a statutory declaration under the Canada Evidence Act declaring whether:

          (a) the person is the beneficial owner of the voting shares of the Corporation or holds them for a beneficial owner;

          (b) the person or beneficial owner is a "Canadian" as such term is defined in the Corporation's articles;

and declaring any further facts as may be considered relevant by the directors.

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          A statutory declaration shall, unless otherwise determined by the directors, be required in respect of, and at the time of a request for, each subscription for and each transfer of a voting share of the Corporation and in such other circumstances and at such times as the general counsel or corporate secretary of the Corporation shall from time to time determine. The form of any statutory declaration required pursuant hereto shall be approved by the general counsel or corporate secretary of the Corporation. Where a person is required to furnish a statutory declaration, the directors may refuse to recognize all ownership rights attributable to the voting share, including the voting rights attached to such share, to register a transfer of a voting share in his name or to issue a voting share to him until that person has furnished the statutory declaration.

SECTION 8.3    ALLOTMENT

          Subject to the Act and the Corporation's articles and by-laws, the directors may from time to time allot or grant options to purchase, accept subscriptions for, issue or otherwise dispose of the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the directors shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

SECTION 8.4    COMMISSION

          The directors may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

SECTION 8.5    NON-RECOGNITION OF TRUSTS

          Subject to the Act and the Corporation's articles, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

SECTION 8.6    FORM OF SECURITY CERTIFICATES

          Subject to the Act and the Corporation's articles, security certificates will be in the form that the directors approve from time to time or that the Corporation adopts.

SECTION 8.7    REPLACEMENT OF SECURITY CERTIFICATES

          The directors or any officer or agent designated by the directors may in its or his discretion direct the issue of a new security certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, destroyed or

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wrongfully taken on payment of such fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors or any officer or agent designated by the directors may from time to time prescribe, whether generally or in any particular case.

SECTION 8.8    TRANSFER AGENTS AND REGISTRARS

          The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

SECTION 8.9    LIEN FOR INDEBTEDNESS

          If the articles provide that the Corporation has a lien on shares registered in the name of a shareholder or the shareholder's personal representative for a debt of that shareholder to the Corporation, such lien may be enforced, subject to applicable law, as follows:

          (a) where such shares are redeemable pursuant to the articles, by redeeming such shares and applying the redemption price to the debt;

          (b) by purchasing such shares for cancellation for a price equal to the fair value of such shares as determined by the directors and applying the proceeds to the debt;

          (c) by selling such shares to any third party whether or not such party is at arm's length to the Corporation for the best price which the directors in their sole discretion consider to be obtainable on reasonable terms for such shares and applying the proceeds to the debt;

          (d) by refusing to permit the registration of a transfer of such shares until the debt is paid; and

          (e)  by any other means permitted by law.

                                   ARTICLE 9
                                    PAYMENTS

SECTION 9.1    PAYMENTS OF DIVIDENDS AND OTHER DISTRIBUTIONS

          Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made.

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Cheques will be sent to the registered holder's recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

SECTION 9.2    NON-RECEIPT OF PAYMENT

          In the event of non-receipt of any payment made as contemplated by
Section 9.1 of this by-law by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

SECTION 9.3    RECORD DATE FOR DIVIDENDS AND RIGHTS

          The directors may fix in advance a date, preceding by not more than 55 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

SECTION 9.4    UNCLAIMED DIVIDENDS

          To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of 2 years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

                                  ARTICLE 10
                         SUBSIDIARY AND OTHER COMPANIES

SECTION 10.1   INVESTMENT, LOAN, GUARANTEE

          Subject to the Act, any loan or guarantee in favour of, or investment in shares of any subsidiary or other companies of the Corporation, or any disposal thereof, shall be subject to approval by the directors.

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SECTION 10.2   VOTING

          A person delegated by the directors to vote such shares in a subsidiary or associated company or to serve as a director thereof, shall comply with any applicable policies in respect thereof adopted by the directors from time to time.

SECTION 10.3   GENERAL

          Provisions for the control, conduct, regulation and administration of subsidiary companies of the Corporation shall be in conformity with any applicable policies in respect thereof adopted by the directors from time to time.

                                  ARTICLE 11
                             BANKING AND BORROWING

SECTION 11.1   BANKING ARRANGEMENTS

          The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation's behalf under the agreements, instructions and delegations and by the one or more officers and other persons that the directors authorize from time to time.

SECTION 11.2   BORROWING POWERS

          Without limiting the borrowing powers of the Corporation as set forth in the Act, the directors may from time to time on behalf of the Corporation, without authorization of the shareholders:

          (a)  borrow money upon the credit of the Corporation;

          (b) issue, re-issue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

          (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

          (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation; and, without limiting the generality of the foregoing, mortgage, hypothecate or pledge any property of the

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

               Corporation, moveable or immoveable, present or future, for the purpose of securing any bonds, debentures, or debenture-stock which it is entitled to issue, pursuant to and in accordance with the Special Corporate Powers Act (Quebec).

          Nothing in this Section 11.2 limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

SECTION 11.3   DELEGATION

          Subject to the Act, the directors may from time to time delegate to a committee of the board, a director or officer of the Corporation or any other person as may be designated by the directors, all or any of the powers conferred on the directors, to such extent and in such manner as the directors shall determine at the time of each such delegation.

                                  ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.1   NOTICES

          Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder, auditor or other person is sufficiently given, delivered or sent if delivered personally, or if delivered to the person's recorded address, or if mailed to the person at the person's recorded address by pre-paid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder, auditor or other person by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document. The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

SECTION 12.2   NOTICE TO JOINT HOLDERS

          If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders, but notice addressed to one of them constitutes sufficient notice to all of them.

SECTION 12.3   COMPUTATION OF TIME

          In computing the date when notice must be given when a specified number of days' notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

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SECTION 12.4   PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

          Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice and other acts in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

                                  ARTICLE 13
                                 EFFECTIVE DATE

SECTION 13.1   EFFECTIVE DATE

          This by-law comes into force on the date determined in the Articles of Arrangement of the Corporation.

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